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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023

Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	33-0804655 (I.R.S. Employer Identification No.)
5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2023, Illumina, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company had appointed Jacob Thaysen to serve as Chief Executive Officer on a permanent basis and as a member of the Board, in each case, effective as of September 25, 2023 (the “Commencement Date”).  Mr. Thaysen succeeds Charles Dadswell, who has served as interim Chief Executive Officer in addition to his role as the Company’s Senior Vice President and General Counsel since June 11, 2023 during the Company’s search for a permanent Chief Executive Officer.  Mr. Dadswell will continue to serve as the Company’s Senior Vice President and General Counsel following the Commencement Date.

Mr. Thaysen, 48, currently serves as Senior Vice President, President Life Sciences and Applied Markets Group of Agilent Technologies, Inc. (“Agilent”), which consists of Agilent’s analytical instrument portfolio, informatics and cell analysis franchise, and has served in this role since April 2018.  From November 2014 to April 2018 he served as Senior Vice President, Agilent and President, Diagnostics and Genomics Group.  From October 2013 to November 2014 he served as Vice President and General Manager of Agilent’s Diagnostics and Genomics business.  Prior to that he served as Vice President and General Manager of Agilent’s Genomics Solutions unit from January 2013 to October 2013. Before joining Agilent, he served in various capacities at Dako A/S (“Dako”), a Danish diagnostics company, including as Corporate Vice President of R&D; Vice President, System Development, R&D; Vice President, Strategic Marketing; and Vice President, Global Sales Operations. Prior to Dako, Mr. Thaysen worked as a management consultant and Chief Technical Officer and founder of a high-tech start-up company.

Agreements with Jacob Thaysen

In connection with his appointment as Chief Executive Officer, the Company has entered into an offer letter with Mr. Thaysen, pursuant to which he will be entitled to:

●	an annual base salary of $1,000,000;

●
beginning in 2024, eligibility to participate in the Company’s annual variable compensation program, which is an “at-risk” cash bonus compensation program, at a target opportunity equal to 125% of his base salary;

●
beginning in 2024, eligibility to receive annual equity awards with an aggregate grant date value of $10,000,000, and with the 2024 grant consisting of 70% performance stock units (“PSUs”) and 30% restricted stock units (“RSUs”), with all such annual grants subject to a one-year post-vesting holding period (other than for shares necessary to satisfy tax obligations);

●
in order to compensate Mr. Thaysen for the bonus he will forgo at Agilent in order to join the Company, a one-time $500,000 cash payment, which will be subject to clawback in connection with certain terminations of Mr. Thaysen’s employment prior to the second anniversary of the Commencement Date;

●
in order to compensate Mr. Thaysen for certain equity awards he will forfeit at Agilent in order to join the Company, a one-time grant of equity awards with an aggregate value of $3,500,000, of which 70% will consist of PSUs with the same vesting terms as applied to the relative total shareholder return PSUs granted to the Company’s executives in February 2023 and 30% will consist of RSUs vesting in three annual installments;

●
in order to encourage Mr. Thaysen to immediately acquire and hold the Company’s stock and align his interests with those of the Company’s shareholders, a one-time grant of RSUs with a grant date value equal to the value of any shares of Company stock Mr. Thaysen purchases in the first 90 days following the Commencement Date, subject to a maximum of $1,000,000, with the RSUs vesting on the third anniversary of the grant date, subject to both Mr. Thaysen’s continued employment and continued holding of the purchased shares through such date;

●
in order to ensure Mr. Thaysen’s presence at the Company’s headquarters, Mr. Thaysen will be provided a fixed monthly cash stipend of $15,000 until the earlier of (1) his relocation to the San Diego area and (2) June 30, 2024, which is intended to cover expenses incurred by Mr. Thaysen in connection with his travel to the San Diego area; and

●	be eligible to participate in the Company’s benefit plans and programs as may generally be made available to other employees of the Company at his level.

In addition, the Company and Mr. Thaysen have entered into a Change in Control Severance Agreement (the “CIC Agreement”), which provides that if Mr. Thaysen’s employment is terminated other than for “Cause” or Mr. Thaysen resigns for “Good Reason” (each, as defined in the CIC Agreement), in each case, within the two-year period following a “Change in Control” (as defined in the CIC Agreement), then Mr. Thaysen will be entitled to receive: (i) cash severance equal to twice the sum of Mr. Thaysen’s base salary and the greater of Mr. Thaysen’s target bonus and the most recent bonus paid to him; (ii) a pro rata target bonus; (iii) up to 24 months of continued health benefits at active employee rates; (iv) vesting of all outstanding equity awards; and (v) up to two years of outplacement services.

The foregoing descriptions of Mr. Thaysen’s offer letter and the CIC Agreement do not purport to be complete and are qualified in their entirety by reference to the full terms and conditions of Mr. Thaysen’s offer letter and the CIC Agreement, which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and which are incorporated in this Item 5.02 by reference.

Mr. Thaysen is not a party to any arrangement or understanding regarding his appointment. Mr. Thaysen has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.  Mr. Thaysen is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Other than as described herein, Mr. Thaysen has not entered into any material plan, contract, arrangement or amendment in connection with his appointment.

On September 5, 2023, the Company issued a press release regarding the foregoing matter. The press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter to Jacob Thaysen, dated August 31, 2023
10.2	Change in Control Severance Agreement between Illumina, Inc. and Jacob Thaysen
99.1	Press Release dated September 5, 2023 issued by Illumina, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2023

ILLUMINA, INC.

By:	/s/ Charles E. Dadswell
	Name:	Charles E. Dadswell
	Title:	Interim Chief Executive Officer, General Counsel and Secretary